Exhibit 99.1

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Today, September 21st, 2015, Baby Genius Day has arrived!

After two long years of reinvention, brand architecture, design, product development, licensee and retail presentations, the long awaited launch of our flagship infant and toddler brand, BABY GENIUS, has arrived!!!

Today, 46 separate products go live exclusively on AMAZON.com, the world’s largest retailer, for one of the biggest and most supported launches of a new kids brand ever.... (...and you are going to see them here right now!!!)

"When Genius Brands first approached us with their unique approach to enhancing early child development through Baby Genius 'Products with a Purpose,' we immediately saw the opportunity for us and the benefit to our customers,” said Nicki Shekalus - DMM Toys Amazon.com. "The team at Genius Brands and their licensing partners have done a fantastic job in cultivating a great program, and Amazon is proud to be the exclusive retail partner to bring these unique products for parents and their toddlers to market. We anticipate Baby Genius to be a huge success, and look forward to a long and successful partnership.”

The toddler/infant space is a $500 million dollar category at Amazon alone. We went to great lengths to find the best licensees, develop the highest quality products, and create a true distinction in the market between ourselves and market leaders Fisher Price, Playskool, and Doug and Melissa.

Why Amazon? Debuting this program with Amazon as our exclusive partner was a no brainer.

1.	Amazon offers us a dedicated brand store where we can communicate the entire scope of the Baby Genius brand and feature all items.
2.	New moms and moms of Newborn / Infant / Toddlers particularly welcome convenience and time saving, which online shopping on Amazon offers.
3.	Amazon, as the largest retailer in the world, provided a major commitment to marketing Baby Genius through all of their dedicated resources available to us.

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Baby Genius
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baby genius
explore • learn • grow
Developed in consultation with Stanford Professor Emeritus Don Roberts
Featured Toy & Entertainment Categories
Plush / Stuffed Animals & Hand Puppets
Wooden Puzzles & Books
Developmental / Interactive Toys
Musical Instruments
DVDs
Featured Developmental / Interactive Toys
Winfun Baby Genius Musical Train
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Winfun Baby Genius and Winfun Baby...
Baby Genius
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Winfun Baby Genius and Winfun Tiny...
Baby Genius
$14.99 Prime
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Winfun Baby Genius and Winfun My Baby...
Baby Genius
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Winfun Baby Genius and Winfun Learn...
Baby Genius
$19.99 Prime
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About Baby Genius® Learn & Grow Program

Baby Genius® has been entertaining and engaging kids for over 10 years with its catalogue of music, videos and toys. The all new Baby Genius® features a new fresh look, new entertainment, and a line of smart, meaningful products for infants and toddlers that encourages their natural development. We have partnered with Stanford University Professor Emeritus Don Roberts, who has spent his career Studying communication theory and the impact of Media on children, to develop the Baby Genius® Learn & Grow program, a new approach to infant and toddler products that is aligned with and encourage a child’s natural growth. As kids transition from infant to toddler to preschool, every waking moment is a time for discovery and development. Baby Genius® offers enriching products that encourage kids and guides parents through the important developmental stages.

Reviews

The early reviews are in, and they are extraordinary.

The all important “mommy blogger” reviews shape buying decisions of millions of moms and caregivers, and directly impact the sales of $$millions of dollars of product. Across the board, the products are getting the strongest reviews!

(Click below for first ones on Amazon.com)

DJ Interactive Hand Puppet Reviews

What Do You Hear Soft Activity Book Reviews

In addition to the ‘Mommy Bloggers” there will be a marketing "blitzkrieg" across all media which speaks to the target audience.

•	Top entertainment, parenting and women’s publications are on board for promotional giveaways, including Closer Weekly (1.4 million UMVs), Woman’s Day (130,000 UMVs), First for Women (100,000 UMVs) and Grandparents (850,000 UMVs).
•	Beginning September 21, 25 targeted mommy bloggers across the U.S. are participating in the Baby Genius launch, with promotional product reviews and giveaways across their blogs and social media platforms, with a combined reach of 1.5 million+ unique monthly views.
•	A Baby Genius launch story will be distributed in October via syndicated wire, reaching over 1,000 media sites across the U.S.

All of this will be complemented by a robust program of targeted ads across print and electronic media.

(If you are impatient, scroll down to see some of the AMAZING product coming out today!!! ...just don’t forget to scroll back up and see what is going on with the brand. You will get why it has been worth the wait. It is nothing short of transformational in the infant/toddler space, and why the launch on Amazon will be no less impactful for Genius Brands.)

Why is this so special??....

The Baby Genius Learn and GrowTM Program

GBI’s re-launch of Baby Genius is part of a robust expansion of the timeless brand, based on an entirely new Baby Genius Learn & GrowTM program that has been created to align with a child’s natural development. Up until now, infant and toddler products have been age marked for safety only. Today, however, we are coding our Baby Genius product line, additionally, to meet developmental milestones. The new Baby Genius Learn & GrowTM “products with a purpose” was developed with Stanford University Professor Emeritus Donald F. Roberts, who provided guidance to the line of new products and original entertainment that have been developed and categorized by five different developmental stages that mark a child’s natural growth. These include:

•	Baby Genius Safe Haven products, for infants to 6 months, designed to nurture and soothe
•	Baby Genius Discoverer products, for ages 6–12 months, to encourage a child’s self—discovery

•	Baby Genius Proud Explorer products, for ages 6–12 months, to begin teaching words, shapes and colors
•	Baby Genius Curious Learner products, for ages 18–24 months, to engage kids, allowing them to experience for themselves
•	Baby Genius Independent Doer products, for ages 24–36 months, to encourage decision-making and problem-solving

“We are creating products designed for the specific social and cognitive capabilities of developing infants and toddlers. Our goal is to respond to the dramatic changes that occur during the first three years of life, and to fashion products applicable to each stage. What engages and promotes development in an 18-month-old differs from what engages and promotes development in a 3-year-old. Our content is designed to respond to those differences,” states Dr. Roberts. “Baby Genius is committed to meeting the cognitive needs and capabilities of children as they navigate the critically important first 36 months with products designed to delight, engage, and stimulate each developmental moment.”

As part of the overall brand re-launch, the beloved Baby Genius characters have been newly designed by renowned pop artist Todd Goldman, founder of apparel and accessories company David & Goliath.

Let’s meet them!

Here are some samples from among the new Baby Genius
Learn & GrowTM products available exclusively on
Amazon.com beginning today!

From Manhattan Toy:

THE MANHATTAN TOY COMPANY

baby genius
1
2
3
COLORS AND
SHAPES
WHAT DO YOU
Hear?
Circle
Heart
Star
Oboe
Lola
DJ
Rosie
Vinke
Frankie
Tempo
Let's learn Sounds!

Fun new products include:

For babies and toddlers, cuddly friends who will help develop creative, emotional and social skills. (SRP: $14.99)

For Discoverers (6-12 months), Soft Cloth Interactivity Books featuring colorful graphics and engaging electronic sounds that encourage learning through repetition and developing coordination skills. (SRP: $15.99)

And for Curious Learners (18-24 months), All My Instruments and All My Shapes Wooden Interactive Activity Toddler Puzzles to encourage problem solving and learning shapes, featuring fun sounds about each shape as the pieces are placed properly on the board! (SRP: $16.99)

*****

From DGL:

A range of Baby Genius® musical instruments and toys are now available from DGL, for Independent Doers (24 to 36 months), including:

•	My First Music Set, a 3-piece musical instruments set that includes a tambourine, a xylophone and a clap noise maker
•	Step To Step Electric Piano Dance Mat
•	PLUS a range of real wooden instruments, including a guitar, tambourine, flute, xylophone and drum set

*****

From WinFun Toys:

Early learning toys with a musical focus:

•	The Musical Train, for Proud Explorers (12–18 months), encourages hand-eye coordination with its push and pull feature and fun sound effects;
•	My Baby Genius Laptop, for Curious Learners (18–24 months), encourages motor development, reviews numbers, letters and words and encourages independence;
•	Learn With Me EduPad, for Independent Doers (24–36 months), encourages learning the letters of the alphabet and numbers 1 to 10. The Find It Game Mode offers fun learning challenges for toddlers and the Music Mode lets little ones play and create melodies.

*****

From Zak Designs:

A fun and functional selection of new mealtime products for toddlers 6 to 36 months, including:

•	Baby Genius® Curious Learner Plate, Bowl, and Flatware, Set of 4
•	Perfect Flo Toddler Cup, 8.7oz featuring the Baby Genius characters

*****

From Public Television Media Distribution, LLC:

“All About Words” DVD Premiere for Independent Doers (24-36 months):

Join DJ the Dinosaur and the whole Baby Genius gang for a musical adventure that teaches kids dozens of new words. This collection of upbeat music videos makes learning new words fun for your child and features 14 new, original songs produced by Grammy® veteran Ron Fair and co-written and performed by Stefanie Fair. Songs include Learn the Alphabet, On Our Way to 10, Up in the Air, Me & My Body, and many more.

And re-releases of all-time favorites such as Baby Animals, Favorite Nursery Rhymes, Favorite Songs, and Counting Songs!

*****

From Hadoken, LLC:

Baby Genius Sing Along app includes beautifully animated favorites such as The Alphabet Song and Itsy Bitsy Spider with additional songs available for purchase with in the app. Also included is a Music Maker feature, which allows children to play along with their favorite songs using traditional instruments, including horns and marimbas, as well as fun new instruments such as a keyboard of cats or a chorus of frogs! Baby Genius Sing Along app is also currently available on iTunes for download on iPhone, iPad and iPod Touch.

Here's a link to download the app.

*****

To say we are excited would be an understatement. The exclusive launch with Amazon today represents the culmination of 2 years of work and vision by some of the most accomplished experts in the kids industry. These are people who have been around one after another, billion dollar kids brands, and understand the road to success.

We look forward to sharing with you, the latest news from Baby Genius and Genius Brands, overall.

For now, here is where the action starts today:

http://www.amazon.com/babygenius

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

(P.S. Don’t forget to mark your calendar for next Tuesday, September 29, when the Kid Genius Channel on Comcast goes live in over 21 million homes!!!!)

© 2015 Genius Brands International, Inc. All rights reserved.

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